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                                                                EXHIBIT 3.1



       FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                         OF
                           AMERICAN CARD TECHNOLOGY, INC.



       AMERICAN CARD TECHNOLOGY, INC., (the "Corporation"), a corporation organized under the laws of the State of Delaware, hereby amends and restates its Certificate of Incorporation, which was originally filed with the Secretary of State of Delaware on June 21, 1994, so that the same shall read, in its entirety, as follows:


                                   ARTICLE I.  NAME

       (a)    The name of the Corporation is AMERICAN CARD TECHNOLOGY, INC.

       (b) The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

                                 ARTICLE II.  PURPOSE

       The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                             ARTICLE III.  CAPITAL STOCK

       (a) The total number of shares of all classes of stock which the Corporation has authority to issue is Twenty-One Million (21,000,000), consisting of Twenty Million (20,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), and One Million (1,000,000) shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). The voting powers, designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the Preferred Stock, in one or more series, shall be fixed by one or more resolutions providing for the issue of such stock adopted by the Corporation's board of directors, in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented (the "Delaware GCL"), and the board of directors is expressly vested with authority to adopt one or more such resolutions. No shareholder shall be entitled as of right to purchase or subscribe for any unissued shares of the Corporation, whether now or hereafter authorized or whether of a class now existing or of a class hereafter created, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures, or other obligations convertible into shares of the Corporation.


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                                ARTICLE IV.  DIRECTORS

       (a) The number of directors of the Corporation shall be established pursuant to the by-laws of the Corporation, provided that the number of directors may not be fewer than three (3) unless the Corporation has fewer than three (3) stockholders, in which case the number of directors may not be fewer than the number of stockholders. The board of directors is authorized to make, alter or repeal the by-laws of the Corporation.

       (b) Directors shall be divided into three classes of directors, each class containing an equal number of directors. During the initial term, directors in the first class shall be elected for a one-year term, directors in the second class shall be elected for a two-year term, and directors in the third class shall be elected for a three-year term. At each subsequent annual meeting, each class of directors standing for election shall be elected for a term of three years.

       (c) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived any improper personal benefit.

       (d) All elections of directors may be by written ballot or by voice vote, as determined by the board of directors prior to any such election, or by written consent of stockholders pursuant to Section 228 of the Delaware GCL.

                             ARTICLE V.  INDEMNIFICATION

       (a) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware GCL, indemnify any and all directors and officers from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that, if the Delaware GCL requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding, such payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph or otherwise.

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                           ARTICLE VI.  PERPETUAL EXISTENCE

       The Corporation is to have perpetual existence.


                       ARTICLE VII.  COMPROMISE OR ARRANGEMENT

       Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such matter as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


                         ARTICLE VIII.  AMENDMENTS AND REPEAL

       The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this First Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred are granted subject to this reservation.

       I, RAYMOND FINDLEY, JR., do hereby certify that I am President of the Corporation and that the First Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted by the written consent of the directors in accordance with the provisions of Sections 141(f), 242 and 245 of the General Corporation Law of Delaware, as amended.

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       IN WITNESS WHEREOF, AMERICAN CARD TECHNOLOGY, INC., has caused this certificate to be signed by its President as of this 11th day of December, 1996.


                                          AMERICAN CARD TECHNOLOGY, INC.



                                          By     /s/ Raymond Findley, Jr.
                                             -----------------------------
                                             Raymond Findley, Jr.
                                             Its President





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